Exhibit 99.5 Release of Private Information

CAUTIONARY STATEMENT

- **THE INFORMATION HEREIN IS BASED UPON DATA PROVIDED BY BPZ BUT WAS CREATED BY EXPERTS RETAINED BY POTENTIAL THIRD PARTY LENDERS. THE METHODOLOGY, ANALYSIS AND INTERPRETATION MADE BY THOSE RETAINED EXPERTS WITH RESPECT TO THE DATA IS NOT KNOWN TO BPZ. BPZ HAD NO INPUT IN THE CREATION OF THE ATTACHED INFORMATION, NOR DID BPZ PROVIDE ANY OVERSIGHT IN ITS CREATION OR QUALITY CONTROL.**
- THE INFORMATION ATTACHED INCLUDES DECLINE RATES FOR WELLS IN OPERATION LESS THAN TWO YEARS, WHICH THE COMPANY DOES NOT BELIEVE IS A RELIABLE INDICATOR OF LONGER TERM DECLINE RATES AND SHOULD NOT BE RELIED UPON AS SUCH. TECHNICAL WELL ISSUES, GEOLOGICAL WELL ISSUES, GAS AND GAS RECYCLING ISSUES AND OTHER FACTORS CAN ALL IMPACT THE WELL DATA FOR NEWLY DRILLED WELLS. IN THE COMPANY'S EXPERIENCE THESE FACTORS MAKE SUCH DATA UNRELIABLE FOR PREDICTING WELL PERFORMANCE AND DECLINES OVER LONGER PRODUCTION PERIODS.
- **THE COMPANY THUS DOES NOT VIEW SUCH INFORMATION AS MATERIAL FOR S.E.C. DISCLOSURE PURPOSES AND BELIEVES IT COULD BE MISLEADING TO PROVIDE SUCH INFORMATION TO THE INVESTING PUBLIC.** THIS INFORMATION IS BEING PROVIDED AT THE REQUEST OF THIRD PARTIES IN CONNECTION WITH THEIR REVIEW OF OTHER, MORE RELIABLE PRODUCTION DATA, THE MATERIAL IMPLICATIONS OF WHICH ARE INCLUDED IN NSAI REPORTS AND REPORTED UNDER S.E.C. DISCLOSURE REQUIREMENTS IN THE FORMAT REQUIRED AND WHEN REQUIRED BY S.E.C. RULES.


Corvina Field Oil Rate
Oil Rate, Mbbl/month
0
20
40
60
80
100
120
140
160
180
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
CX15-10
CX15-7
CX15-5
CX15-3
CX15-2
CX15-1D
CX11-15D
CX11-14D
CX11-18DST1
CX11-23
CX11-21
CX11-20
CX11-17
CX11-19


Albacora Field Production Rate
Oil Rate, Mbbl/month
0
20
40
60
80
100
120
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
A26D
A21D
A18DST1
A19D
A12F
A18D
A9G
A-13E
A14D


Comparison of Average Oil Rates for CX11 and CX15 Wells
Normalized to First Month of Production
100,000
10,000
1,000
Monthly Oil Rate, bbl
CX11 Platform Wells
CX15 Platform Wells
0
10
20
30
40
50
60
70
80
90
Month of Production



Comparison of Average Oil Rates for CX11 and CX15 Wells
Normalized to First Month of Production
Monthly Oil Rate, bbl
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
0
10
20
30
40
50
60
70
80
90
Month of Production
CX11 Platform Wells
CX15 Platform Wells


Corvina Field Average Gas Oil Ratio Trends for Each Platform
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
GOR, scf/bbl
CX11
CX15
Jul-09
Jan-10
Aug-10
Feb-11
Sep-11
Apr-12
Oct-12
May-13
Nov-13
Jun-14
Dec-14
Jul-15


Fieldwide Average Gas Oil Ratio Trends
Corvina Field Average
Albacora Field Average
GOR, scf/bbl
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
Jul-09
Jan-10
Aug-10
Feb-11
Sep-11
Apr-12
Oct-12
May-13
Nov-13
Jun-14
Dec-14
Jul-15